Exhibit 99.1

Minerva, Ohio—August 16, 2006 (OTCBB: CBKM) Consumers Bancorp, Inc. (Consumers) today issued revised results for the fourth quarter and twelve-month periods ended June 30, 2006. The previously issued results have been revised based on updated information that only became available after those results were released. On July 27, 2006, certain properties that had been classified for accounting purposes as other real estate owned and had a book value of $337,000 were sold at auction for $273,000, generating an estimated $92,000 loss after accounting for all selling and closing costs. In addition, following a further review of a $1.8 million loan relationship secured by real estate, it was determined that an additional loan loss provision of $200,000 was required due to deterioration in the property’s value.

Based on these two adjustments, an additional loan loss provision expense of $300,000, or $198,000 after-tax, was recognized in the fourth quarter of 2006. Net income, adjusted for the above referenced items, was $187,000 for the fourth quarter of 2006 and $1.2 million for the twelve months ended June 30, 2006.

Consumers provides a complete range of banking and other investment services to businesses and clients through its CNB offices in Minerva, Salem, Waynesburg, Hanoverton, Carrollton, Alliance, Lisbon, Louisville, East Canton, and Malvern, Ohio. Information about Consumers National Bank can be accessed on the Internet at http:\\www.consumersbank.com.

The information contained in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond Consumers’ control and could cause actual results to differ materially from those described in such statements. Although Consumers believes that the expectations reflected in such forward-looking statements are reasonable, Consumers can give no assurance that such expectations will prove to be correct. The forward-looking statements included in this discussion speak only as of the date they are made, and, except as required by law, Consumers undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect Consumers’ performance include, but are not limited to: regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors.

Contact: Steven L. Muckley, President & Chief Executive Officer 1-330-868-7701 extension 140.

Consumers Bancorp, Inc.

Consolidated Financial Highlights

June 30, 2006

(Dollars in thousands, except per share data)

	Three Month Periods Ended		Twelve Month Periods Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
EARNINGS:
Net interest income	$2,083	$2,172	$8,358	$8,789
Provision for loan losses	416	45	730	122
Other income	580	501	2,171	2,298
Other expenses	2,047	2,247	8,353	8,175
Income tax expense	13	105	268	835
Net income	187	276	1,178	1,955

Net income per share – Basic	$0.09	$0.13	$0.55	$0.91

PERFORMANCE RATIOS (Annualized):
Return on average assets	0.37%	0.58%	0.59%	1.03%
Return on average equity	3.88	5.72	6.08	10.24
Net interest margin (Fully Tax Equivalent)	4.62	5.00	4.65	5.07

MARKET DATA:
Book value/common share	$8.92	$9.00
Market close, bid	13.20	17.00
Period end common shares	2,140,434	2,143,444
Average equity to avg. assets	9.64%	10.12%	9.63%	10.04%
Average common shares	2,140,434	2,143,444	2,142,479	2,145,432

ASSET QUALITY:
Net charge-offs/(recoveries)	$368	$(5)	$696	$353
Non-performing assets	3,947	2,521
Allowance for loan losses (ALLL)	1,557	1,523
Net charge-offs to Total Loans (Annualized)	0.99%	. %	0.47%	0.24%
ALLL to Total Loans	1.05%	1.02%

ENDING BALANCES:
Assets	$203,550	$191,180
Deposits	167,308	162,499
Loans, net	146,445	148,139
Securities, available for sale	37,470	24,733
Federal Home Loan Bank borrowings	10,790	2,335
Shareholders’ Equity	19,102	19,297